EXHIBIT 23.2

BRANDEN T. BURNINGHAM
ATTORNEY AT LAW
455 EAST 500 SOUTH, SUITE 205
SALT LAKE CITY, UTAH 84111

ADMITTED IN UTAH AND CALIFORNIA	TELEPHONE: (801) 363-7411 FACSIMILE: (801) 355-7126

July 25, 2006

Bullion River Gold Corp.
3500 Lakeside Court, Suite 200
Reno, Nevada 89509

Re:   Opinion letter dated July 25, 2006, regarding shares of common stock of Bullion River Gold Corp., a Nevada corporation (the "Company")

Ladies and Gentlemen:

I hereby consent to being named in the Prospectus included in the Company's Registration Statement on Form SB-2 as having rendered the above referenced opinion and as having represented the Company in connection with such Registration Statement.

Sincerely yours, /s/ Branden T. Burningham Branden T. Burningham